As filed with the Securities and Exchange Commission on November 28, 2017

Registration No. 333-47567

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Waddell & Reed Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	51-0261715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, as amended and restated

(Full title of the plan)

Wendy J. Hills

Senior Vice President, General Counsel, Chief Legal Officer and Secretary
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended  transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Waddell & Reed Financial, Inc. (the “Company”), is filing this Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registration Statement on Form S-8 (File No. 333-47567) (the “Registration Statement”). The Registration Statement registered (i) 3,000,000 shares (2,000,000 shares originally registered as adjusted to reflect 3-for-2 stock split in 2000) of the Company’s Class A common stock, $0.01 par value (“Common Stock”) and (ii) an indeterminate amount of interests (“Plan Interests”) to be offered pursuant to the Company’s 401(k) and Thrift Plan, as amended and restated (the “401(k) Plan”).

Effective November 20, 2017, participants in the 401(k) Plan are no longer able to purchase units in the Company unitized stock fund.  Accordingly, the Company, pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance but remain unsold at the termination of the offering, hereby removes from registration all shares of Common Stock and Plan Interests that were registered for issuance under the 401(k) Plan pursuant to the Registration Statement and that remain unsold as of the date hereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on November 28, 2017.

WADDELL & REED FINANCIAL, INC.

/s/ Wendy J. Hills
Wendy J. Hills
Senior Vice President, General Counsel,
Chief Legal Officer and Secretary

No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance upon Rule 478 of the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on November 28, 2017.

WADDELL & REED FINANCIAL, INC. 401(K) AND THRIFT PLAN

/s/ Brent K. Bloss
Brent K. Bloss, on behalf of the 401(k) Administrative
Committee of Waddell & Reed Financial, Inc.